                                                                     EXHIBIT 4.2

                                  IXnet, Inc.

                            1999 Stock Option Plan



                            Adopted on May 4, 1999
                           Effective on May 4, 1999
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                               Table of Contents

                                                                          Page

1.   Purpose............................................................... 1

2.   Definitions........................................................... 1

3.   Shares of Common Stock Subject to the Plan............................ 4

4.   Administration of the Plan............................................ 4

5.   Option Terms.......................................................... 6

6.   Exercise of Options................................................... 8

7.   Adjustment Upon Changes in Capitalization............................. 8

8.   Restrictions on Issuance of Shares.................................... 9

9.   General Provisions.................................................... 9

10.  Amendment or Termination..............................................10

11.  Effective Date of Plan................................................10

                                  IXNET, INC.
                               STOCK OPTION PLAN



 1.  Purpose

     The Plan authorizes the Compensation Committee of the Board to provide employees, consultants or directors of the Corporation or its Subsidiaries or Parent who are in a position to contribute to the long-term success of the Corporation and its Subsidiaries, with Options to acquire Common Stock of the Corporation. The Corporation believes that this incentive program will cause those persons to increase their interest in the welfare of the Corporation and its Subsidiaries, and aid in attracting and retaining employees, directors and consultants of outstanding ability.


 2.  Definitions

     Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this section:

     (a) "Board" means the Board of Directors of IXnet, Inc., a Delaware corporation, or of any entity which succeeds to the rights and obligations of IXnet, Inc. under the Plan.

     (b) "Cause" means, with respect to any person, any of the following: (i) such person's material dishonesty (including, without limitation, theft, fraud, embezzlement, financial misrepresentation or other similar action or behavior) in his dealings with or with respect to the Corporation or its Subsidiaries or Parent or any other entity which the Corporation or its Subsidiaries or Parent shall be engaged in or be attempting to engage in commerce, or (ii) such person's conviction of, or entry of a plea of nolo contendere to, the commission of a felony, or (iii) any act or omission by such person which actually has, and which either such person intends to have or such person or a reasonable person would expect to have, a material adverse effect on the Corporation or its Parent or any Subsidiary or their respective businesses or operations.

     (c) "Change in Control" shall mean any one of the following:

          (i) the acquisition by any person or entity, excluding, for this purpose, International Exchange Networks, Ltd., a Delaware corporation ("International Exchange Networks"), the Corporation, IPC Information Systems, Inc., a Delaware corporation ("IPC"), IPC Communications, Inc., a Delaware corporation ("IPCC") and Permitted Holders (International Exchange Networks, the Corporation, IPC, IPCC and any Permitted Holder, each a "Group Member") and any employee benefit plan of International Exchange Networks, of Beneficial Ownership of 40% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors ("Voting Securities"), of International Exchange Networks;

          (ii) the acquisition by any person or entity, excluding, for this purpose, any Group Member and any employee benefit plan of the Corporation, of Beneficial Ownership of 40% or more of the combined voting power of the then outstanding Voting Securities of the Corporation;

          (iii) the acquisition by any person or entity, excluding, for this purpose, any Group Member and any employee benefit plan of IPC, of Beneficial Ownership of 40% or more of the combined voting power of the then outstanding Voting Securities of IPC;

          (iv) the acquisition by any person or entity, excluding, for this purpose, any Group Member and any employee benefit plan of IPCC, of Beneficial Ownership of 40% or more of the combined voting power of the then outstanding Voting Securities of IPCC; and

          (v) the approval by the stockholder or stockholders of any of International Exchange Networks, the Corporation, IPC or IPCC of (a) a reorganization, merger, consolidation or other business combination (other than any reorganization, merger, consolidation or other business combination with an Affiliate of the entity to be reorganized, merged, consolidated or otherwise combined) of International Exchange Networks, the Corporation, IPC or IPCC, respectively, in each case with respect to which the stockholder or stockholders of such entity immediately prior to consummation of such reorganization, merger, consolidation or other business combination do not, immediately thereafter, own more than 40% of the combined voting power of the outstanding Voting Securities of the surviving corporation, or (b) the sale, to a person or entity other than a Group Member, of all or substantially all of the assets of International Exchange Networks, the Corporation, IPC or IPCC, respectively.

For purposes of this section 2(c):

     "Affiliate" means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

     "Beneficial Ownership" shall be determined within the meaning of Rule 13d-3 promulgated under the Exchange Act.

     "Permitted Holder" means Citicorp Venture Capital, Ltd. ("CVC"), its Permitted Transferees and any direct or indirect wholly-owned subsidiary of CVC.

     "Permitted Transferee" means with respect to CVC (i) Citicorp and any direct or indirect wholly owned subsidiary of Citicorp and any officer, director or employee of CVC, Citicorp or any wholly owned subsidiary of Citicorp, (ii) any spouse or lineal descent (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (i) above and (iii) any trust, corporation or partnership of which all of the beneficiaries, beneficial (within the meaning of

Rule 13d-3 promulgated under the Exchange Act) stockholders or partners, respectively, are persons or entities described in clauses (i) or (ii) above.

     "person" shall include persons as that term is understood under Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

     "Voting Securities" shall be deemed to include all outstanding securities of a corporation that are then exchangable or convertible into securities of that corporation entitled to vote generally in the election of directors, as if same shall have been exchanged or converted into such voting securities.

     (d) "Committee" means the Compensation Committee of the Board.

     (e) "Common Stock" means the common stock par value $.01 per share, of the Corporation.

     (f) "Consultant" means any person who is engaged to perform services for the Corporation or its Parent or any of its Subsidiaries, or has agreed to perform services for the Corporation or its Parent or any of its Subsidiaries, other than as an Employee or Director.

     (g) "Code" means the Internal Revenue Code of 1986, as amended.

     (h) "Corporation" means IXNET, Inc. a Delaware corporation.

     (i) "Director" means any member of the Board.

     (j) "Disability" means a physical or mental impairment that causes the Grantee to be unable to engage in any substantial gainful activity and that is expected to result in death or has lasted or is expected to last for a continuous period of at least 12 months. Notwithstanding the foregoing, if any Grantee is party to an employment or consulting agreement governing the terms of his employment or consultancy with the Corporation or its Parent or its Subsidiaries, and such agreement includes a definition of disability, then for purposes hereof, disability shall have the meaning ascribed thereto in such agreement.

     (k) "Employee" means any common-law employee of the Corporation or its Parent or any of its Subsidiaries, or any person who has agreed to become a common-law employee of the Corporation or its Parent or any of its Subsidiaries. The term Employee shall include members of the Board who are common-law employees of the Corporation or its Parent or any of its Subsidiaries.

     (l) "Exchange Act" means the Securities Exchange Act of 1934 as amended, and the rules and regulations thereunder as presently in effect or thereafter amended.

     (m) "Fair Market Value" means, with respect to a share of Common Stock on a specified date:

          (i) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange (including but not limited to the Nasdaq Stock Market) on which the Common Stock is listed or admitted to trading; or

          (ii) if the Common Stock is not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

          (iii) if paragraphs (i) and (ii) are not applicable, the fair market value of a share of Common Stock as the Committee may determine.

     (n) "Incentive Stock Option" means an Option designated by the Committee as an Option that is intended to be an incentive stock option within the meaning of section 422(b) of the Code.

     (o) "Grantee" means a person granted an Option under the Plan.

     (p) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option, or an Incentive Stock Option that, subsequent to the date of grant thereof, fails to satisfy the requirements of section 422(b) or (d) of the Code.

     (q) "Option" means an option granted pursuant to the Plan to purchase shares of the Common Stock.

     (r) "Parent" means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation which owns stock, possessing 50% or more of the voting power of all classes of stock of one of the other corporations (including the Corporation) in the chain. A corporation's status as a Parent shall be determined in accordance with section 424(e) of the Code.

     (s) "Plan" means this Stock Option Plan as set forth herein and as amended from time to time. The Plan may be referred to as the "IXnet, Inc. 1999 Stock Option Plan."

     (t) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder as presently in effect or hereafter amended.

     (u) "Stock Option Agreement" shall mean a written agreement between the Corporation and the Grantee, or a certificate accepted by the Grantee, evidencing the grant of an Option hereunder and containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

     (v) "Subsidiary" shall mean (i) any corporation with respect to which the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation, or (i) any entity which the Committee reasonably expects to become a Subsidiary within the meaning of clause (i).

 3.  Shares of Common Stock Subject to the Plan

     Subject to adjustment as provided in section 7, the Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed 163.6522 shares in the aggregate. Common Stock issuable under the Plan may be authorized but unissued shares or reacquired shares of Common Stock. Common Stock subject to Options that are forfeited, lapse or terminate in whole or in part for any reason, shall be available for issuance pursuant to other Options. Notwithstanding any other provision of the Plan, and notwithstanding any discretion conferred upon any person or entity to determine the terms and conditions of any Option, no Employee, Director or Consultant shall be granted Options to purchase more than the number of shares of Common Stock specified in the first sentence of this section 3, subject to adjustment as provided in section 7.


 4.  Administration of the Plan

     (a) Authority of the Committee.  The Plan shall be administered by the
         --------------------------
Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

          (i) to select the Employees, Directors and Consultants to whom Options may be granted;

          (ii) to determine the number of shares of Common Stock subject to each such Option;

          (iii) to determine whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option;

          (iv) to determine the terms and conditions of any Option granted under the Plan (including, but not limited to, the exercise price, the period, if any, over which Options shall vest and become exercisable (which period may be accelerated at any time in the discretion of the Committee), and performance conditions relating to an Option, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Option;

          (v) to determine whether, to what extent and under what circumstances an the exercise price of an Option may be paid, in cash, Common Stock, or other property, or an Option may expire or be canceled, forfeited, or surrendered;

          (vi) to determine the restrictions or conditions related to the delivery, holding and disposition of shares of Common Stock received upon exercise of an Option;

          (vii) to prescribe the form of each Stock Option Agreement, which need not be identical for each Grantee;

          (viii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

          (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Option, Stock Option Agreement or other instrument hereunder; and

          (x) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

The Committee may, at any time, grant new or additional options to any eligible Employee, Director or Consultant who has previously received Options under the Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised previously in whole or in part, or have been canceled. The exercise price of such new or additional Options may be established by the Committee, without regard to such previously granted Options or other options.

Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including without limitation for the purpose of ensuring that transactions under the Plan by grantees who are then subject to
Section 16 of the Securities Exchange Act of 1934 in respect of the Corporation are exempt under Rule 16b-3 thereunder. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board.

     (b) Manner of Exercise of Committee Authority.  Any action of the Committee
         -----------------------------------------
with respect to the Plan shall be final, conclusive and binding on all persons, including the Corporation, Parents, Subsidiaries, Grantees, any person claiming any rights under the Plan from or through any Grantee and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter by modified by the Committee (subject to Section 10). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any subsidiary of the Corporation the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

     (c) Limitation of Liability.  Each member of the Committee shall be
         -----------------------
entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Corporation or any subsidiary, the Corporation's independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Corporation to assist in the administration of the Plan. To the fullest extent permitted by applicable law, no member of the committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation or, in the case of any Grantee who is granted Options on account of his performance of services as an Employee, Director or Consultant of the Parent, the occurrence of any event which results in such entity ceasing to be a Parent, taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Corporation acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination or interpretation or, in the case of any Grantee who is granted Options on account of his performance of services as an Employee, Director or Consultant of the Parent, the occurrence of any event which results in such entity ceasing to be a Parent.


 5.  Option Terms

     Unless otherwise determined by the Committee and set forth in a Stock Option Agreement, Options granted under the Plan shall contain the following terms and conditions:

     (a) Type of Option.  Each Option granted to an Employee shall be an
         --------------
Incentive Stock Option to the maximum extent permitted by Section 422(d) of the Code, and any excess over such maximum shall be a Nonqualified Stock Option. Each Option granted to non-Employee Grantees shall be a Nonqualified Stock Option.

     (b) Exercise Price.  The exercise price per share of Common Stock subject
         --------------
to each Option shall equal the Fair Market Value on the date the Option is granted.

     (c) Vesting.  Each Option shall vest as to 25% of the number of shares
         -------
subject thereto on the first anniversary of the date the Option is granted and the remaining portion of the Option shall vest in 36 equal installments as of the end of each calendar month, starting with the calendar month next following such first anniversary; provided, however, that immediately prior to a Change in
                        --------  -------
Control, 50% of the number of shares subject to the Option not then vested shall become immediately vested. Vesting shall occur whether or not the Options are otherwise exercisable as of the vesting date.

     (d) Exercisability.  Options granted hereunder, to the extent vested, shall
         --------------
become exercisable upon the earliest of (i) the date that is 2 1/2 years from the date the Plan is adopted by the Compensation Committee, (ii) the date that the Corporation otherwise ceases to be a member of an "affiliated group" (within the meaning of section 1504 of the Code) that includes IPC Information Systems, Inc., or (iii) the date determined by the Board.

     (e) Termination.  Options held by any Grantee shall terminate upon the
         -----------
     earliest of:

          (i) as to any unvested Options, immediately upon the termination of all of the Grantee's employment, directorship and consultancy relationships with the Corporation, its Parent and its Subsidiaries, and if such termination is for Cause, as to all Options outstanding and unexercised, whether or not vested;

          (ii) the later of (x) 90 days after the Grantee's termination of all of his employment, directorship and consultancy with the Corporation and its Parent and its Subsidiaries (which shall be deemed to include the sale of any Subsidiary of the Corporation that employs such Grantee or, in the case of any Grantee who is granted Options on account of his performance of service as an Employee, Director or

     Consultant of the Parent, the occurrence of any event which results in such entity ceasing to be a Parent) for any reason other than Cause, death or Disability, or (y) 90 days following the date any such Option becomes exercisable pursuant to Section 5(d);

          (iii) the later of (x) one year after the Grantee's termination of all of his employment, directorship and consultancy relationships with the Corporation, its Parent and its Subsidiaries by reason of death or Disability, or (y) one year following the date any such Option becomes exercisable pursuant to section 5(d); provided, however, that during any
                                           --------  -------
     such one year period, the Options shall be exercisable to the extent such Options would have been vested pursuant to section 5(c) (but without regard to the first proviso contained therein) as of the anniversary of the date of grant next following such termination, assuming such termination had not occurred;

          (iv) the tenth anniversary of the date of grant; and

          (v) upon the consummation of any transaction whereby the Corporation (or any successor to the Corporation or all or substantially all of its business) becomes a wholly-owned subsidiary of any other corporation, (but after giving effect to section 5(c)), unless such other corporation shall continue or assume the Plan as it relates to Options then outstanding (in which case such other corporation shall be treated as the Corporation for all purposes hereunder, and, pursuant to section 7, the Committee of such other corporation shall make appropriate adjustment in the number and kind of shares of Common Stock subject thereto and the exercise price per share thereof to reflect consummation of such transaction). If the Plan is not to be so assumed, the Corporation shall notify the Grantee of consummation of such transaction at least ten days in advance thereof and the Grantee shall have the right, during such ten day period, notwithstanding any other provision of this Plan, to exercise any and all Options outstanding to him under the Plan and for such purpose shall be deemed to be fully vested with respect to and shall be entitled to exercise all such Options.


 6.  Exercise of Options

     A Grantee shall exercise an Option by delivery of written notice to the Corporation setting forth the number of shares with respect to which the Option is to be exercised, together with cash, certified check, bank draft, wire transfer, or postal or express money order payable to the order of the Corporation for an amount equal to the exercise price of such shares and any income tax required to be withheld. The Committee may, in its sole discretion, permit a Grantee to pay all or a portion of the exercise price or the minimum tax withholding obligation required by law by delivery of Common Stock or other property (including notes or other contractual obligations of the Grantee to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and determine the methods by which Common Stock will be delivered or deemed to be delivered by the Grantee. Notwithstanding anything in this section 6 to the contrary, (i) the Committee will cooperate with each Grantee and his designated broker to facilitate the exercise of the Grantee's Options using a "cashless exercise" procedure in which the broker will advance funds to the Grantee to pay the option exercise price and effect an immediate resale of all or part of the option stock to obtain funds for repayment of the advance; provided, however, the Grantee shall bear the
                          --------  -------
brokerage and other costs associated with the use of such a procedure; and (ii) the Committee will not unreasonably exercise its discretion to prevent the payment of the exercise price of Options using Common Stock already owned by the Grantee.


 7.  Adjustment Upon Changes in Capitalization

     In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Common Stock or other securities, Common Stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock deemed to be available thereafter for grants of Options under Section 3 in the aggregate to all eligible individuals and individually to any one eligible individual, (ii) the number and kind of shares of Common Stock that may be delivered or deliverable in respect of outstanding Options, and (iii) the exercise price. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options (including, without limitation, cancellation of Options in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, or account principles; provided, however, that any
                                                     --------  -------
such adjustment to an Option granted to a Grantee who is a "covered employee" (within the meaning of section 162(m) of the Code) with respect to the Corporation or its Parent or Subsidiaries shall conform to the requirements of section 162(m) of the Code and the regulations thereunder then in effect.


 8.  Restrictions on Issuance of Shares

     The Corporation shall not be obligated to deliver Common Stock upon the exercise or settlement of any Option or take any other action under the Plan until the Corporation shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Option may be subject have been satisfied. The Corporation, in its discretion, may postpone the issuance or delivery of Common Stock under any Option until completion of such stock exchange listing or registration or qualification of Common Stock or other required action under any federal or state law, rule, or regulation as the Corporation may consider appropriate, and may require any grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock under the Plan.

 9.  General Provisions

     (a) Each Option grant shall be evidenced by a Stock Option Agreement.

     (b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years or any right to continue such Grantee's employment, directorship or consultancy relationship with the Corporation or its Parent or Subsidiary. All Grantees shall remain subject to termination of their services to the same extent as if the Plan were not in effect.

     (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option to any particular assets of the Corporation, or any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. Neither the Corporation nor any Parent or Subsidiary shall be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

     (d) Unless otherwise permitted in the discretion of the Committee with respect to Nonqualified Stock Options, no Option or other right under the Plan may be sold, transferred, assigned, pledged or otherwise encumbered, except by will or the laws of descent and distribution, and an Option shall be excercisable during the Grantee's lifetime only by the Grantee. Notwithstanding the foregoing, the Committee shall not exercise its discretion to unreasonably refuse to permit a Grantee to transfer all or any portion of his Nonqualified Stock Options, whether or not vested or exercisable, to such Grantee's spouse, and the lineal ascendents and lineal descendants of such Grantee or his spouse, or any one or more of them, or to any entity wholly owned by (including but not limited to a trust the exclusive beneficiaries of which are) one or more of them or wholly owned jointly by one or more of them and the Grantee.

     (e) The Corporation, its Parent and Subsidiaries, as applicable, shall have the right to require that the Grantee make such provision, or furnish to it such authorization, necessary or desirable so that it may satisfy its obligation, under applicable laws, to withhold or otherwise pay for income or other taxes of the Grantee attributable to the grant, exercise or cancellation of Options granted under the Plan or the sale of Common Stock issued with respect to Options. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.


 10. Amendment or Termination

     The Board may alter, amend, suspend, discontinue or terminate the Plan at any time; provided, however, that no such action shall adversely affect the
          --------  -------
rights of Grantees of Options previously granted hereunder and, provided
                                                                --------
further, however, that any stockholder approval necessary or desirable in order
-------  -------
to comply with applicable law, regulation or listing requirement shall be obtained in the manner required therein.


 11. Effective Date of Plan

     The Plan shall be effective immediately upon its adoption by the Board, subject to the approval of the Plan by the Corporation's shareholders either before or within one year after such effective date. Options granted prior to the date on which such approval is obtained shall be conditioned upon the receipt of such approval; no such Options may be exercised, nor shall any shares of Common Stock be issued, under the Plan prior to the date on which such approval is obtained.

                                  IXNET, INC.
                               STOCK OPTION PLAN
                    Incentive Stock Option Grant Certificate

This Grant Certificate evidences the grant of an incentive stock option pursuant to the provisions of the Stock Option Plan (the "Plan") of IXNET, Inc. (the "Company") to the individual whose name appears below (the "Grantee"), covering the specific number of shares of Common Stock of the Company ("Stock") set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions:

1.   Name of Grantee:


2    Number of shares of Stock of the Company which are subject to this option:

                             __________________ shares

3.   Exercise price of shares subject to this option:

          $ ______ per share

4.   Date of grant of this option:


5.   Vesting:

          See Section 5(c) of the Plan.

6.   Exercisability:

          See Section 5(d) of the Plan.

7.   Termination date of this option:

          See Section 5(e) of the Plan.

8.   Type of Option:

          Incentive Stock Option

The Grantee hereby acknowledges receipt of a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan are incorporated herein by reference, and this option is subject to these terms and provisions in all respects. At any time when the Grantee wishes to exercise this option, in whole or in part, the Grantee shall submit to the Company a written notice of exercise, specifying the exercise date and the number of shares to be exercised. Upon exercise, the Grantee shall remit to the Company the exercise price, plus an amount sufficient to satisfy any withholding tax obligation of the Company that arises in connection with such exercise.

IXNET, INC.                                     AGREED TO AND ACCEPTED BY:

By:
   -----------------------                      --------------------------
                                                Grantee

                                  IXNET, INC.
                               STOCK OPTION PLAN
                  Nonqualified Stock Option Grant Certificate


This Grant Certificate evidences the grant of a nonqualified option pursuant to the provisions of the Stock Option Plan (the "Plan") of IXNET, Inc. (the "Company") to the individual whose name appears below (the "Grantee"), covering the specific number of shares of Common Stock of the Company ("Stock") set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions:

1    Name of Grantee:

2    Number of shares of Stock of the Company which are subject to this option:

                             __________________ shares

3    Exercise price of shares subject to this option:

          $ ______ per share

4    Date of grant of this option:

5    Vesting:

          See Section 5(c) of the Plan.

6    Exercisability:

          See Section 5(d) of the Plan.

7    Termination date of this option:

          See Section 5(e) of the Plan.

8    Type of Option:

          Nonqualified Stock Option

The Grantee hereby acknowledges receipt of a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan are incorporated herein by reference, and this option is subject to these terms and provisions in all respects. At any time when the Grantee wishes to exercise this option, in whole or in part, the Grantee shall submit to the Company a written notice of exercise, specifying the exercise date and the number of shares to be exercised. Upon exercise, the Grantee shall remit to the Company the exercise price, plus an amount sufficient to satisfy any withholding tax obligation of the Company that arises in connection with such exercise.

IXNET, INC.                                     AGREED TO AND ACCEPTED BY:

By:
   -----------------------                      --------------------------
                                                Grantee